Exhibit 99.1

Kintara Therapeutics Announces Correction to Prior Announcement Regarding CVR Issuance in Connection with the Proposed Merger with TuHURA Biosciences Expected to Close on October 18, 2024

SAN DIEGO, CA, October 15, 2024 (GLOBE NEWSWIRE) -- Kintara Therapeutics, Inc. (“Kintara”) (NASDAQ: KTRA), a biopharmaceutical company focused on the development of new solid tumor cancer therapies, today announced a correction to the press release previously issued by Kintara on October 14, 2024, regarding a record date for the issuance of the Contingent Value Rights (“CVRs”) to stockholders of Kintara pursuant to the definitive merger agreement (the “Merger Agreement”) with TuHURA Biosciences, Inc. (“TuHURA”). Kintara announced today that the CVRs will not be issued to stockholders of record of Kintara based on a record date of October 17, 2024, but rather will be issued stockholders of record of Kintara immediately prior to the planned reverse stock split that will be consummated immediately prior to the proposed Merger. Accordingly, the announcement of a record date for the CVRs made by Kintara on October 14, 2024 is hereby retracted. Kintara does not anticipate that this correction and retraction will affect the stockholders of record who will receive the CVRs or the number of CVRs to be received by them.

As previously announced, Kintara’s stockholders approved a reverse stock split of Kintara’s common stock in a range of 1-for-20 to 1-for-40 at Kintara’s special meeting of stockholders held on October 4, 2024. Kintara expects to effect a reverse stock split at a ratio of 1-for-35 immediately prior to the consummation of the proposed Merger.

Also as previously announced, the proposed Merger is expected to close on October 18, 2024 (the “Closing Date”), subject to regulatory approval and the satisfaction of the remaining closing conditions under the Merger Agreement.

In connection with the proposed Merger and pursuant to the Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into prior to the Closing Date, Kintara will issue a number of CVRs to Kintara stockholders entitling the holders thereof to an aggregate of 53,897,125 shares of Kintara’s common stock, which number is subject to adjustment as a result of Kintara’s proposed reverse stock split described above upon the achievement of certain milestones as set forth in the CVR Agreement. Kintara stockholders of record immediately prior to the reverse stock split will receive one CVR per share of Kintara common stock (or in the case of warrants to purchase shares of Kintara common stock, each share of Kintara common stock for which such warrant to purchase shares of Kintara stock is exercisable) each respectively owned. The CVRs will be issued immediately prior to the proposed reverse stock split and closing of the proposed Merger.

Equiniti Trust Company, LLC is acting as the rights agent for CVRs. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the issuance of CVRs. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About TuHURA Biosciences, Inc.

TuHURA Biosciences is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. TuHURA's lead personalized cancer vaccine candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced Merkel Cell Carcinoma.

In addition, TuHURA is leveraging its Delta receptor technology to develop novel bi-specific antibody drug or peptide drug conjugates (ADCs and PDCs), targeting Myeloid Derived Suppressor Cells to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

About Kintara Therapeutics, Inc.

Located in San Diego, California, Kintara is dedicated to the development of novel cancer therapies for patients with unmet medical needs. Kintara is developing therapeutics for clear unmet medical needs with reduced risk development programs. Kintara’s lead program is REM-001 Therapy for cutaneous metastatic breast cancer (CMBC).

Kintara has a proprietary, late-stage photodynamic therapy platform that holds promise as a localized cutaneous, or visceral, tumor treatment as well as in other potential indications. REM-001 Therapy, which consists of the laser light source, the light delivery device, and the REM-001 drug product, has been previously studied in four Phase 2/3 clinical trials in patients with CMBC who had previously received chemotherapy and/or failed radiation therapy. In CMBC, REM-001 has a clinical efficacy to date of 80% complete responses of CMBC evaluable lesions and an existing robust safety database of approximately 1,100 patients across multiple indications.

Kintara Therapeutics, Inc. is headquartered in San Diego, California. For more information, please visit www.kintara.com or follow us on X at @Kintara_Thera, Facebook and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based upon Kintara’s and TuHURA’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Kintara's or TuHURA's management team's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding the proposed Merger and the expected effects, perceived benefits or opportunities and related timing with respect thereto. These statements are only predictions. Kintara and TuHURA have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Kintara’s and TuHURA’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Kintara and TuHURA to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Kintara’s and TuHURA’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Kintara or TuHURA; (v) the effect of the announcement or pendency of the proposed Merger on Kintara’s or TuHURA’s business relationships, operating results and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Kintara, TuHURA, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Kintara or TuHURA to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of TuHURA and Kintara will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and the Registration Statement on Form S-4 related to the proposed Merger filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in Kintara’s registration statements, reports and other filings with the SEC, which are available on Kintara’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Kintara nor TuHURA can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara and TuHURA undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

INVESTOR INQUIRIES:
Robert E. Hoffman

Kintara Therapeutics

rhoffman@kintara.com